EXHIBIT 2(b)

                PARTIAL ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
                      AND CONSENT TO PARTIAL ASSIGNMENT OF
                           PURCHASE AND SALE AGREEMENT

     This Partial Assignment of Purchase and Sale Agreement and Consent to Partial Assignment of Purchase and Sale Agreement (this "Assignment") is made and entered into this 8th day of May, 1996, by and among MAYNARD OIL COMPANY, a Delaware corporation ("Maynard"), ROC ENERGY, INC., a Texas corporation ("ROC") and BYRD OPERATING COMPANY, a Texas corporation ("Byrd").

     WHEREAS, Maynard, as Seller, and ROC, as Buyer, have entered into a Purchase and Sale Agreement dated March 6, 1996, pursuant to which ROC has the right to purchase from Maynard certain oil and gas properties located in Crockett County, Texas (the "Property"), on the terms and conditions contained in said Agreement;

     WHEREAS, ROC desires to assign to Byrd all of ROC's rights and obligations in and under the Maynard Agreement, INSOFAR AND ONLY INSOFAR as the Maynard Agreement covers or relates to the properties described on Exhibit "A" attached hereto, and all associated personal property, equipment, permits, licenses, easements, surface leases, contracts, agreements and wells (the "Subject
Property"), and Byrd desires to acquire ROC's rights and obligations under the Maynard Agreement, INSOFAR AND ONLY INSOFAR as the Maynard Agreement covers or relates to the Subject Property; and

     WHEREAS, Maynard desires to consent to such partial assignment and assumption pursuant hereto.

     NOW,  THEREFORE,  in  consideration of  the  premises  and  other good  and
valuable  consideration,  the  receipt  and   sufficiency  of  which  is  hereby
acknowledged by the parties hereto, Maynard, ROC and Byrd agree as follows:

     1. ROC hereby assigns and conveys to Byrd all of its rights and obligations under the Maynard Agreement, INSOFAR AND ONLY INSOFAR as said Agreement covers or relates to the Subject Property.

     2. Byrd hereby assumes and agrees to perform all the duties and obligations of ROC pursuant to the terms of the Maynard Agreement, INSOFAR AND ONLY INSOFAR as such duties and obligations relate to the Subject Property.

     3. ROC hereby agrees to perform all the duties and obligations of ROC pursuant to the Maynard Agreement, INSOFAR AND ONLY INSOFAR as such duties and obligations relate to the Property, save and except the Subject Property.

     4. Maynard hereby consents to the foregoing partial assignment of the Maynard Agreement from ROC to Byrd.

     EXECUTED as of the date first above written

     MAYNARD OIL COMPANY                ROC ENERGY, INC.

     By: /s/ L. B. Carruth              By: /s/ Richard C. Bott
        ------------------------------     ------------------------------
             L. B. Carruth                      Richard C. Bott
             Vice President                     President


    BYRD OPERATING COMPANY

    By: /s/ Jack L. Byrd
       -----------------------------
        Jack L. Byrd, President


THE STATE OF_____________________
COUNTY OF________________________


     This instrument was acknowledged before me on the 13th day of May, 1996, by
L. B. Carruth, Vice President of MAYNARD OIL COMPANY, a Delaware corporation, on behalf of said corporation.


                                        ______________________________
                                        NOTARY PUBLIC - State of Texas
                                        Print Name:___________________
                                        My Commission Expires:



THE STATE OF_____________________
COUNTY OF________________________


     This instrument was acknowledged before me on the 8th day of May, 1996, by Richard C. Bott, President of ROC ENERGY, INC., a Texas corporation, on behalf of said corporation.

                                        ______________________________
                                        NOTARY PUBLIC - State of Texas
                                        Print Name:___________________
                                        My Commission Expires:



THE STATE OF_____________________
COUNTY OF________________________


     This instrument was acknowledged before me on the 8th day of May, 1996, by Jack L. Byrd, President of BYRD OPERATING COMPANY, a Texas corporation, on behalf of said corporation.

                                        ______________________________
                                        NOTARY PUBLIC - State of Texas
                                        Print Name:___________________
                                        My Commission Expires: